For Immediate Release

Contacts:
Peerless Systems Corporation:	Investor Contact:
John Rigali	Geoff High
Chief Financial Officer	Pfeiffer High Investor Relations, Inc.
(310) 297-3146	(303) 393-7044

Peerless Systems Announces Fiscal First Quarter Results

Financial performance in line with internal expectations, and Company reiterates full-year financial forecasts; Cash and cash equivalents reach $17.2 million;
Management working to mitigate expense of proxy contest

EL SEGUNDO, Calif., May 24, 2007 — Peerless Systems Corporation (Nasdaq: PRLS), a provider of advanced imaging and networking technologies and components to the digital document market, today reported financial results for its 2008 first quarter ended April 30, 2007.

First Quarter Results
As previously forecast by management, the timing of block license purchases and declines in demand for the company’s core technologies resulted in a pullback in first quarter revenue, which came in at $4.7 million versus $8.8 million in the first quarter a year ago, and $8.7 million in the fourth fiscal quarter of 2007. Product licensing revenue was $2.1 million compared with $5.5 million in last year’s first quarter and $6.1 million in the fourth fiscal quarter. Engineering services and maintenance revenue was $2.7 million versus $3.0 million in the first quarter a year ago and $2.6 million in the fourth fiscal quarter. Peerless earned the full $0.25 million in performance incentives associated with its long-term engineering services agreement with Kyocera-Mita Corporation.

The company signed two first-quarter block license agreements valued at $1 million, all of which were recognized as revenue during the quarter. The current portion of contract backlog for engineering services is $2.3 million, which management believes should be recognized during the second quarter of fiscal 2008 and does include revenue expected under the Kyocera-Mita agreements. Contract backlog does not include up to $0.25 million in potential incentive fees associated with these agreements.

First quarter gross margin was 46.4% compared with 70.3% in the first quarter last year and 63.1% in the 2007 fourth fiscal quarter. The gross margin decline is attributable to a 62% quarter-over-quarter reduction in licensing revenue and a significant increase in the mix of third-party technology sales to Peerless technology sales, which resulted in a 52.4% increase in product licensing expense.

Research and development expenses, which were cut by a million dollars compared with last year’s first quarter, were $1.1 million, or 24.2% of revenue, versus $2.1 million, or 23.4% of revenue, in the first quarter last year, and $1.2 million, or 14.2% of revenue, in the 2007 fourth fiscal quarter. The year-over-year decline in R&D expenses resulted from the completion of work on various software development products, which are now reflected in cost of sales and a reduction in workforce. Sales and marketing expenses were $0.6 million, or 12.8% of revenue, versus $0.8 million, or 9.0% of revenue, in last year’s first quarter, and $0.7 million, or 8.2% of revenue, in the fourth fiscal quarter.

General and administrative expenses were $1.5 million, or 31.6% of revenue, compared with $1.4 million, or 15.8% of revenue in the first quarter last year and $2.1 million, or 24.0% of revenue, in the 2007 fourth fiscal quarter.

Peerless reported a first quarter net loss of $0.8 million, or $0.05 per basic share, versus net income of $2.0 million, or $0.11 per diluted share, in last year’s first quarter. The company reported net income of $1.6 million, or $0.09 per diluted share, in the fourth fiscal quarter of 2007.

Peerless ended the first quarter with cash and cash equivalents of $17.2 million compared to $16.4 million at the end of the previous quarter.

Management Commentary
Rick Roll, chief executive officer said, “As we forecast at the end of the fourth fiscal quarter, we are experiencing a near-term downturn in revenue due to lower demand for our core technologies. Our Q1 results came in on plan, and we are reiterating our prior forecasts for the balance of the year, which, we believe, include a transition to profitability and stronger overall results during the third and fourth quarters. As usual, our forecasts are subject to the closing of several large block licenses from existing customers.

“While we believe that we have made significant progress with our restructuring and cash management efforts, we are nevertheless increasingly concerned by the changes taking place in our industry and the impact they are having on our current and anticipated revenue streams. We are extremely reliant on block license revenue, which is coming from a highly concentrated base of OEM customers. In addition, we feel that intense competition within our end markets is applying significant downward pricing pressure on the overall office workgroup imaging space, and by extension, on our core intellectual properties. As previously disclosed, our agreement with Adobe terminates on Dec. 31, 2007, and while we are currently negotiating an extension to this strategic relationship, there can be no assurance that we will be successful. We believe these issues, as well as limited initial traction for our standalone color technologies, necessitate that we continue the modification of our business plan and maintain our aggressive pursuit of new opportunities for diversified growth and profitability. We cannot rely or depend on strong licensing revenue from Japanese OEMs during fiscal 2009 and 2010, and without new revenue opportunities, I expect our top-line performance to continue on a negative trend over the next several years.

“As we have previously discussed, we are focusing our near-term diversification strategy on the solution software application arena, while our longer-term focus is on imaging hardware for printing and scanning. During my recent trip to Japan, I met with key executives from most of Peerless’ OEM customers. These executives affirmed that their priorities and future growth plans are centered on market driven initiatives within the same two areas on which we are working. As I work with my team to further develop our strategy, I am confident that Peerless will be well positioned to capitalize on market trends and our customers’ requirements.

“Our intent is to acquire or invest in existing, well-run enterprises, and we have narrowed the universe of opportunities we are pursuing. While no agreement has been entered into with any third party, we are encouraged by the headway we are making.”

“Since my arrival at Peerless in December of last year, I believe that we have made great strides at improving operational efficiencies and refocusing our research and development efforts, and as noted above, we have reduced R&D and legal expenses.” Roll said. “We also have established a diversification strategy designed to reduce our exposure within a segment of our industry that we believe offers only limited opportunity. We believe the current efforts of a dissident investor group are poorly timed and we also believe that these efforts are based on a limited understanding of our business. We are focusing on minimizing the impact of this proxy contest to the company’s bottom line. Moreover, it is our opinion that, the redirection of capital as proposed by this investor group would tie management’s hands and seriously undermine our diversification strategy and prospects for success.”

Guidance
Management reiterated its prior forecast of a net loss in the second fiscal quarter and a transition to profitability in the third fiscal quarter. Expectations for fiscal 2008 net income continue to be in a range of between $3.8 million and $4.5 million. Full year revenue is expected to range from $29.0 million to $31.0 million. This forecast is contingent upon the closing of a significant amount of block license revenue.

As a result of potential decline of OEM revenue and uncertainty of future engineering services contracts of significant size the company intends to diversify its business to better ensure growth and profitability wherever possible. The company intends to maximize its strength in the following traditional core areas: imaging; Adobe PostScript™; networking; and hardware intellectual property. In addition, the short-term focus is on the solution software application area that would be attractive to primarily, but not exclusively, Peerless’ existing customer base. The company plans to acquire, merge or invest in existing enterprises to accomplish these goals. While the company has begun research and investigation, no agreement has been entered into with any third party. The long-term strategy is to analyze the benefits of expanding into all-in-one devices that can leverage the core competencies and customers of the company.

It is management’s expectation and belief that the company’s diversification strategy is the most promising opportunity available to strengthen Peerless’ revenue streams and achieve long-term earnings growth. Management’s inability to implement its strategic plan, develop and offer products, and manage expansion in its targeted marketplaces, as well as the static to declining sales trend of the company’s existing licenses, downward price pressure on its existing technologies, uncertainty surrounding third party license revenue sharing agreements, downward price pressure on OEM products and the anticipated consolidation of the number of OEMs in the marketplace, may have a material adverse effect on Peerless’ business and financial results.

Management and the board of directors will continue to consider all opportunities to enhance the value of the company, including aggressive marketing of new technologies, development of new market opportunities, raising additional capital, mergers, and/or acquisitions.

Peerless Systems Conference Call
Management will hold a conference call to discuss fiscal first quarter results today at 5:00 p.m. Eastern (2:00 p.m. Pacific). Investors are invited to listen to the call live via the Internet at www.peerless.com, or by dialing into the teleconference at 866-700-6293 (617-213-8835 for international callers) and entering the passcode 81870120. Participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 30 days and an audio replay will be available through May 31, 2007, by calling 888-286-8010 (617-801-6888 for international callers) and entering the passcode 10806249.

About Peerless Systems Corporation
Founded in 1982, Peerless Systems Corporation is a provider of imaging and networking technologies and components to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging controller. Peerless’ broad line of scalable software and silicon offerings enables its customers to shorten their time-to-market and reduce costs by offering unique solutions for multiple products. Peerless’ customer base includes companies such as Canon, IBM, Konica Minolta, Kyocera Mita, Lenovo, OkiData, Ricoh, RISO, Seiko Epson and Xerox. Peerless also maintains strategic partnerships with Adobe and Novell. For more information, visit Peerless’ web site at www.peerless.com.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995
Statements made by us in this press release that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Statements that use words such as we “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. Such statements include, but are not limited to, the statements that: management believes that the current portion of contract backlog for engineering services should be recognized during the second quarter of fiscal 2008; the company's belief based on prior forecasts for the balance of the year that there will be a transition to profitability and stronger overall results during the third and fourth quarters; the expectation that the company's top-line performance continues on a negative trend over the next several years; management forecast a net loss in the second fiscal quarter and a transition to profitability in the third fiscal quarter, including the expected fiscal 2008 net income and revenue amounts; the company's intention to focus on traditional core areas and plans to acquire, merge or invest in existing enterprises to accomplish its goals; management's expectation and belief that the company's diversification strategy is the most promising opportunity available to strengthen its revenue streams and achieve long-term earnings growth. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Such risks and uncertainties include, among other things, changing competitive and market conditions, our reliance on certain OEM customers for significant portions of our revenues, the sufficiency of our capital resources, any adverse change in our relationship with Adobe Systems Incorporated and Novell, Inc, increased competition both from in-house OEM products and low cost offshore competitors, the impact of Microsoft’s Vista™ operating system, reduced demand for our existing monochrome technologies, the rapid changes taking place in the emerging color print devices markets, contract backlog will be realized, our ability to identify new customers or place our technology in a broader base of products, our ability to leverage core competencies and find product segments that blend well with our core business, our ability to successfully enter new software application sectors, our ability to maintain our profit objectives and create compelling margins, the tenure of the competitive advantage of our old and new technologies, our reliance on block licensing, our ability to develop and market our advanced devices and software, the validity and protection of our intellectual property rights and our ability to execute our business plan and strategic partnering transactions.

The above risks, and others, are described in further detail in our reports filed with the Securities and Exchange Commission, including, but not limited to, those described under "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2007, filed on April 13, 2007.

Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.

Important Additional Information and Where to Find It

Peerless Systems Corporation filed a definitive proxy statement in connection with its 2007 annual meeting of stockholders on May 23, 2007 and began the process of mailing its definitive proxy statement and an accompanying BLUE proxy card to Peerless' stockholders. Peerless’ stockholders are strongly advised to read the proxy statement and the accompanying BLUE proxy card, as they contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Peerless Systems Corporation with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Peerless’ Internet website at www.peerless.com or by writing to Corporate Secretary, Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, California, 90245. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or call collect at (212) 929-5500 or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Peerless' shareholders is available in the definitive proxy statement filed with the Securities and Exchange Commission on May 23, 2007.

- Financial tables follow -

PEERLESS SYSTEMS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended
	April 30,
	2007		2006

Revenues:
Product licensing	$2,093	44.1%	$5,514	62.6%
Engineering services and maintenance	2,653	55.9%	2,950	33.5%
Hardware and other sales	1	0.0%	340	3.9%
Total revenues	4,747	100.0%	8,804	100.0%
Cost of revenues:
Product licensing	762	16.1%	500	5.7%
Engineering services and maintenance	1,781	37.5%	1,957	22.2%
Hardware and other sales	0	0%	157	1.8%
Total cost of revenues	2,543	53.6%	2,614	29.7%
Gross margin	2,204	46.4%	6,190	70.3%
Operating expenses:
Research and development	1,147	24.2%	2,059	23.4%
Sales and marketing	607	12.8%	794	9.0%
General and administrative	1,498	31.6%	1,391	15.8%
Total operating expenses	3,252	68.6%	4,244	48.2%
Income from operations	(1,048)	(22.1)%	1,946	22.1%
Other income (expense)	222	4.7%	112	1.3%
Income before income taxes	(826)	(17.4)%	2,058	23.4%
Provision for income taxes	3	0.1%	15	0.2%
Net income	$(829)	(17.5)%	2,043	23.2%

Basic earnings (loss) per share	$(0.05)		$0.12
Diluted earnings per share	$(0.05		$0.11

Weighted average common shares outstanding - basic	17,189		16,970
Weighted average common shares outstanding - diluted	17,189		19,326